EXHIBIT 10.68
                          SECURED TERM PROMISSORY NOTE

 $10,000,000.00
                           Dallas, Texas June 1, 1997

         FOR VALUE RECEIVED, FARAH U.S.A., INC., a Texas corporation (collectively, "Debtor"), hereby unconditionally promises to pay to the order of CONGRESS FINANCIAL CORPORATION (SOUTHWEST), a Texas corporation ("Payee"), at the offices of Payee at 1201 Main Street, Suite 1625, Dallas, Texas 75250 or at such other place as Payee or any holder hereof may from time to time designate, the principal sum of TEN MILLION AND NO/100 DOLLARS ($10,000,000.00) in lawful money of the United States of America and in immediately available funds, in forty-eighty (48) consecutive monthly principal installments on the first day of each month (or earlier as hereinafter provided) commencing August 1, 1997, of which the first forty-seven installments shall each be in the amount of TWO HUNDRED AND EIGHT THOUSAND THREE HUNDRED AND THIRTY-THREE AND 33/100 DOLLARS ($208,333.33), and the final installment in the amount of the entire unpaid balance of this Note. This Note shall be subject to mandatory payment upon the earlier of (i) the occurrence or any Event of Default on Payee's demand, or (ii) any termination of the Financing Agreements pursuant to the Accounts Financing Agreement. Early payments will not, unless agreed in writing, relieve Debtor of Debtor's obligation to make a final principal payment as provided herein or constitute payment in full until the entire principal balance and all accrued interest hereon have been paid in full. This Note may be prepaid in whole or in part subject to Section 9.2 of the Accounts Financing Agreement.

         Debtor hereby further promises to pay interest to the order of Payee on the unpaid principal balance hereof at the Applicable Annual Rate as provided in
Section 3 of the Accounts Financing Agreement. With respect to loans based on the Prime Rate or on the Libor Rate, such interest shall be paid in U.S. Dollars at said office or place from the date hereof, commencing July 1, 1997 and on the first day of each month thereafter until the indebtedness evidenced by this Note is paid in full. Interest payable upon and after an Event of Default or termination or non-renewal of the Accounts Financing Agreement shall be payable upon demand For purposes hereof, (a) the term "Applicable Annual Rate" shall mean, as to Prime Rate loans, a rate of one half of one percent (0.50%) per annum in excess of the Prime Rate, and as to Libor Rate loans, a rate of two and three-quarters percent (2.75%) per annum in excess of the Libor Rate as described in the Accounts Financing Agreement; provided, that, at Payee's option, Debtor shall pay interest on the unpaid principal balance hereof at the rate of two percent (2.0%) per annum in excess of the Applicable Annual Rate upon and after an Event of Default or termination or non-renewal of the Accounts Financing Agreement; (b) the term "Prime Rate" shall mean the rate from time to time publicly announced by Philadelphia National Bank, incorporated as CoreStates Bank, N.A., its successors and assigns, at its office in Philadelphia, Pennsylvania, as its prime rate, whether or not such announced rate is the best rate available at such bank;, (c) the term "Event of Default" shall mean an Event of Default as such term is defined in the Accounts Financing Agreement; and (d) the term "Accounts Financing Agreement" shall mean the Amended and Restated Accounts Financing [Security Agreement], dated as June 1, 1997, among Debtor, Value Clothing Company, Inc. and Farah Manufacturing (U.K.) Limited, and Payee, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced. Unless otherwise defined herein, all capitalized terms used herein shall have the meaning assigned thereto in the Accounts Financing Agreement.

         With respect to any portion of this Note based on the Libor Rate, Debtor shall provide Payee with Libor Borrowing Notices in accordance with the provision set forth in Section 3.1 of the Accounts Financing Agreement, and otherwise follow such customary procedures of Payee for Libor Rate loans as Payee shall reasonably request.

         The Applicable Annual Rate applicable to Prime Rate loans payable hereunder shall increase or decrease by an amount equal to each increase or decrease, respectively, in the Prime Rate, effective on the first day of the month after any change in the Prime Rate, based on the Prime Rate in effect on the last day of the month in which any such change occurs. Interest shall be calculated on the basis of a three hundred sixty (360) day year and actual days elapsed. No agreements, conditions, provisions or stipulations contained in this Note or any other instrument, document or agreement between Debtor and Payee or default of Debtor, or the exercise by Payee of the right to accelerate the payment of the maturity of principal and interest, or to exercise any option whatsoever contained in this Note or any other financing agreement, or the arising of any contingency whatsoever, shall entitle Payee to contract for, charge, or receive, in any event, interest exceeding the maximum rate of interest permitted by applicable state or federal law in effect from time to time (the "Maximum Legal Rate"). In no event shall Debtor be obligated to pay interest exceeding such Maximum Legal Rate and all agreements, conditions or stipulations, if any, which may in any event or contingency whatsoever operate to bind, obligate or compel Debtor to pay a rate of interest exceeding the Maximum Legal Rate, shall be without binding force or effect, at law or in equity, to the extent only of the excess of interest over such Maximum Legal Rate. In the event any interest is contracted for, charged or received in excess of the Maximum Legal Rate (`"Excess"), Debtor acknowledges and stipulates that any such contract, charge, or receipt shall be the result of an accident and bona fide error, and that any Excess received by Payee shall be applied, first, to reduce the obligations owing to Payee, and then, returned to Debtor, it being the intention of the parties hereto not to enter at any time into a usurious or otherwise illegal relationship. Debtor recognizes that, with fluctuations in the Prime Rate, the Libor Rate and the Maximum Legal Rate, such a result could inadvertently occur. For the purpose of determining whether or not any Excess has been contracted for, charged or received by Payee, all interest at any time contracted for, charged or received by Payee in connection with this Note shall be amortized, prorated, allocated and spread in equal parts during the entire term of this Note.

         This Note is issued pursuant to the terms and provisions of the Accounts Financing Agreement to evidence the term loan by Payee to Debtor. This
Note is secured by the Collateral described in the Accounts Financing Agreement and all notes, guarantees, security agreements, deeds of trust, mortgages, Supplements and other agreements, documents and instruments, including, without limitation, the Financing Agreements, now or at any time hereafter executed and/or delivered by Debtor or any other party in connection therewith (all of the foregoing, together with the Accounts Financing Agreement, as the same now exist or may hereafter be amended, modified, supplemented, renewed, extended, restated or replaced, being collectively referred to herein as the "Financing Agreements"), and is entitled to all of the benefits and rights thereof and of the other Financing Agreements. At the time any payment is due hereunder, at its option, Payee may charge the amount thereof to any account of Debtor maintained by Payee.

         If any payment of principal or interest is not made when due hereunder, or if any other Event of Default shall occur for any reason, or if any Financing Agreement (other than the Farah UK Supplement) shall be terminated or not renewed for any reason whatsoever, then and in any such event, in addition to all rights and remedies of Payee under the Financing Agreements, under applicable law or otherwise, all such rights and remedies being cumulative, not exclusive and enforceable alternatively, successively and concurrently, Payee may, at its option, declare any or all of Debtor's obligations, liabilities and indebtedness owing to Payee under the Accounts Financing Agreement and the other Financing Agreements (together with all other "Obligations" under the Accounts
Financing Agreement, collectively, the "Obligations"), including, without limitation, all amounts owing under this Note, to be due and payable, whereupon the then unpaid balance hereof, together with all interest accrued thereon, shall forthwith become due and payable, together with interest accruing thereafter at the then applicable Applicable Annual Rate stated above until the indebtedness evidenced by this Note is paid in full, plus the costs and expenses of collection hereof, including, but not limited to, attorneys' fees and legal expenses.

         Debtor shall make all payments to Payee on the Obligations free and clear of, and without deduction or withholding for or on account of, any setoff, counterclaim, defense, duties, taxes, levies, imposts, fees, deductions, withholding, restrictions or conditions of any kind. If after receipt of any payment of, or proceeds of Collateral applied to the payment of, any of the Obligations, Payee is required to surrender or return such payment or proceeds to any Person for any reason, then the Obligations intended to be satisfied by such payment or proceeds shall be reinstated and continue and this Note shall continue in full force and effect as if such payment or proceeds had not been received by Payee.

         Debtor (i) waives diligence, demand, presentment, protest and notice of any kind, including, without limitation, notice of intent to accelerate and notice of acceleration, (ii) agrees that it will not be necessary for Payee to first institute suit in order to enforce payment of this Note and (iii) consents to any one or more extensions or postponements of time of payment, release, surrender or substitution of collateral security, or forbearance or other indulgence, without notice or consent. The pleading of any statute of limitations as a defense to any demand against Debtor is expressly hereby waived by Debtor. Upon any Event of Default or termination or non-renewal of any Financing Agreement (other than the Farah UK Supplement), Payee shall have the right, but not the obligation, to setoff against this Note all money owed by Payee to Debtor.

         Payee shall not be required to resort to any Collateral for payment, but may proceed against Debtor and any guarantors or endorsers hereof in such order and manner as Payee may choose. None of the rights of Payee shall be waived or diminished by any failure or delay in the exercise thereof.

         THE VALIDITY, INTERPRETATION AND ENFORCEMENT OF THIS NOTE AND THE OTHER FINANCING AGREEMENTS AND ANY DISPUTE ARISING IN CONNECTION HEREWITH OR THEREWITH, WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE, SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF TEXAS (WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAW).

         DEBTOR IRREVOCABLY CONSENTS AND SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF THE DISTRICT COURT OF DALLAS COUNTY, TEXAS OR, AT PAYEE'S OPTION, THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF TEXAS, DALLAS DIVISION AND WAIVES ANY OBJECTION ON VENUE OR FORUM NON CONVENIENS WITH RESPECT TO ANY ACTION INSTITUTED THEREIN ARISING UNDER THIS NOTE OR ANY OF THE OTHER FINANCING AGREEMENTS OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF DEBTOR AND PAYEE IN RESPECT OF THIS NOTE OR ANY OF THE OTHER FINANCING AGREEMENTS OR THE TRANSACTIONS RELATED HERETO OR THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE, AND AGREES THAT ANY DISPUTE WITH RESPECT TO SUCH MATTERS SHALL BE HEARD ONLY IN THE COURTS DESCRIBED ABOVE (EXCEPT THAT PAYEE SHALL HAVE THE RIGHT TO BRING ANY ACTION OR PROCEEDING AGAINST DEBTOR OR ITS PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION WHICH PAYEE DEEMS NECESSARY OR APPROPRIATE IN ORDER TO REALIZE ON THE COLLATERAL OR TO OTHERWISE ENFORCE ITS RIGHTS AGAINST DEBTOR OR ITS PROPERTY).

         DEBTOR HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE BY CERTIFIED MAIL (RETURN RECEIPT REQUESTED) DIRECTED TO IT AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED FIVE (5) DAYS AFTER THE SAME SHALL HAVE BEEN SO DEPOSITED IN THE U.S. MAILS, OR, AT PAYEE'S OPTION, BY SERVICE UPON DEBTOR IN ANY OTHER MANNER PROVIDED UNDER THE RULES OF ANY SUCH COURTS. WITHIN THIRTY (30) DAYS AFTER SUCH SERVICE, DEBTOR SHALL APPEAR IN ANSWER TO SUCH PROCESS, FAILING WHICH DEBTOR SHALL BE DEEMED IN DEFAULT AND JUDGMENT MAY BE ENTERED BY PAYEE AGAINST DEBTOR FOR THE AMOUNT OF THE CLAIM AND OTHER RELIEF REQUESTED.

         DEBTOR HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER THIS NOTE OR ANY OF THE OTHER FINANCING AGREEMENTS OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS BETWEEN DEBTOR AND PAYEE IN RESPECT OF THIS NOTE OR ANY OF THE OTHER FINANCING AGREEMENTS OR THE TRANSACTIONS RELATED HERETO OR THERETO IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE. DEBTOR AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY.

         The execution and delivery of this Note has been authorized by the Board of Directors of Debtor and by any necessary vote or consent of the stockholders of Debtor. Debtor hereby authorizes Payee to complete this Note in any particulars according to the terms of the loan evidenced hereby.

         This Note shall be binding upon the successors and assigns of Debtor and inure to the benefit of Payee and its successors, endorsees and assigns. Whenever used herein, the term "Debtor" shall be deemed to include its successors and assigns and the term "Payee" shall be deemed to include its successors, endorsees and assigns. If any term or provision of this Note shall be held invalid, illegal or unenforceable, the validity of all other terms and provisions hereof shall in no way be affected thereby.

                                     FARAH U.S.A., INC.,
                                     a Texas corporation


                                     By:   /s/ Russell G. Gibson
                                     Name: Russell G. Gibson
                                     Title: Chief Financial Officer



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